SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: January 16, 2001



                         Commission File Number 1-10518


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



            New Jersey                                      22-2553159
---------------------------------                      --------------------
 (State or other jurisdiction of)                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)

Park 80 West/Plaza Two, Saddle Brook, N.J.                     07663
------------------------------------------            -------------------------
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265


                                      None
--------------------------------------------------------------------------------
          Former name or former address, if changed since last report.

Item 5.  Other Events

On January 16, 2001, the registrant issued the following press release announcing that its stock would begin trading on the NASDAQ National Market on Wednesday, January 17, 2001 under the symbol "IFCJ".

Saddle Brook, NJ (January 16, 2001) - Anthony S. Abbate, president and chief executive officer of Interchange Financial Services Corporation, a bank holding company whose principal subsidiary is Interchange Bank, has announced that the Company's common stock will be traded on the NASDAQ National Market begining January 17, 2001 under the symbol IFCJ. The Company's stock was previously traded on the American Stock Exchange (AMEX).

In making the announcement, Mr. Abbate commented that the move to the NASDAQ National Market will help raise the profile of the Company due to the range of sponsorship it will receive from multiple Market Makers. "We anticipate a broader following of our Company's stock among brokerage firms now that shares will be traded on NASDAQ. Financial analysts should be more responsive to following the Company's stock, as well", Abbate said.

Interchange Bank has a consistent history of earnings since its inception in 1969 and has provided an above average total return to shareholders when compared to its peer banks. The Company has paid uninterrupted dividends for over 20 years.

Interchange Bank, headquartered in Saddle Brook, is Bergen County's largest independent commercial bank with offices located in Elmwood Park, Franklin Lakes, Garfield, Hillsdale, Little Ferry, Lodi, Montvale, Oakland, Paramus, Park Ridge, Ramsey, River Edge, Rochelle Park, Saddle Brook, Waldwick and Washington Township. Additional information about Interchange Bank products and services, as well as online banking access, is available on the Bank's web site at interchangebank.com.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2001              Interchange Financial Services Corporation

                                 By: /s/ Anthony Labozzetta
                                     -------------------------------------------
                                     Anthony Labozzetta
                                     Executive Vice President & CFO